UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2015 (August 14, 2015)

COATES INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719

(Address of principal executive offices)

(732) 449-7717
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On August 14, 2015, the Registrant entered into a 9.75% convertible note facility agreement (the “Agreement”) with an investor. The Agreement provides that the investor will fund up to $631,500, including an initial tranche of $211,500, which was funded at the closing of the Agreement and eight additional tranches of $52,500 each. All tranches mature 18 months after the date of the Agreement. The Agreement provides that the entire outstanding balance under the Agreement, along with a required 25% prepayment penalty, may be paid to the investor at the option of the Registrant, in whole, at any time. The investor may convert the convertible notes at any time beginning six months after funding, into shares of the Registrant’s common stock at a fixed rate of $0.045 per share. In addition, there are mandatory monthly conversions beginning 180 days after funding. Each monthly conversion amount shall generally be equal to one-twelfth of the $631,500 amount of the note facility, plus accrued interest and any other fees or penalties assessed in accordance with the Agreement. The Registrant may, at its option, pay all or any portion of a mandatory note conversion in cash, or a combination of cash and conversion shares, without penalty, provided it makes a timely election to do so. The number of shares of common stock to be initially delivered upon conversion shall be equal to the dollar amount being converted divided by the variable conversion price. The variable conversion price is the lesser of $0.045 per share, or 70% of the average of the three lowest daily volume weighted average prices (“VWAP”) over the 15 trading day period prior to the date of conversion. The number of shares of the Registrant’s common stock required to be issued to the investor upon any mandatory conversion may be subsequently adjusted upward in the event that the recalculated variable conversion price on the 23rd trading day following the date of conversion is lower than the calculated variable conversion price on the date of conversion. In such case, the Registrant would be required to deliver the incremental number of shares to the investor, determined based on the recalculated variable conversion price. The Registrant has reserved 50 million shares of its unissued common stock for potential conversion of the convertible notes under this convertible note facility.

The investor anticipates that upon any conversion, the shares of stock it receives from the Registrant will be freely tradable in compliance with Rule 144 of the U.S. Securities and Exchange Commission.

The convertible promissory note was privately offered and sold to the Holder in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws which the Registrant believes are available to cover this transaction based on representations, warranties, agreements, acknowledgements and understandings provided to the Registrant by the investor.

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ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Description
10.1	Secured Convertible Promissory Note issued to Typenex Co-Investment, LLC, dated August 14, 2015.
10.2	Securities Purchase Agreement between the Registrant and Typenex Co-Investment, LLC, dated August 14, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

Dated: August 20, 2015	By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer

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